[Aetna letterhead]                             151 Farmington Avenue
[Aetna logo]                                   Hartford, CT  06156

                                               Julie E. Rockmore
                                               Counsel
                                               Law Division, RE4A
                                               Investments & Financial Services
September 16, 1998                             (860) 273-4686
                                               Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:           Aetna Life Insurance and Annuity Company
              and its Variable Annuity Account C
              Post-Effective Amendment No. 12 to Registration
              Statement on Form N-4
              Prospectus Title:     Group Flexible Premium Deferred Variable
              Annuity Contracts for State University of New York (SUNY) Defined Contribution Retirement Plan
              File Nos.: 33-81216 and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration, as amended to the date hereof, and this Post-Effective Amendment No. 12. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore